SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
--------------------------------------------------------------
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHARMED HOMES INC.
(Name of small business issuer in its charter)

Nevada	1531	None
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification #)
Organization)	Classification Code)

CHARMED HOMES INC.	CORPORATION TRUST COMPANY OF NEVADA
60 Mt Kidd Point SE	6100 Neil Road, Suite 500
Calgary, Alberta	Reno, Nevada 89511
Canada T2Z 3C5	(775) 688-3061
(403) 831-2202
(Address and telephone number of registrant's	(Name, address and telephone number of agent for service)
executive office)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the Securities Act check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate Offering	Registration Fee
Registered	Registered	Share	Price	[ 1 ]

Common Stock:	2,000,000	$0.10	$200,000	$6.14

[ 1 ] Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

CHARMED HOMES INC.
Shares of Common Stock
1,000,000 minimum - 2,000,000 Maximum

     Before this offering, there has been no public market for the common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Bulletin Board operated by the National Association of Securities Dealers, Inc. There is, however, no assurance that the shares will ever be quoted on the Bulletin Board.

     We are offering up to a total of 2,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. In the event that 2,000,000 shares are not sold within the 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. If at least 1,000,000 shares are sold within 270 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at CIBC Bank. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust of similar account. It is merely a separate account under our control where we have segregated your funds. As a result, creditors could attach the funds.

     There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account.

     Our common stock will be sold on our behalf by our officers and directors. They will not receive any commissions or proceeds from the offering for selling shares on our behalf.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.10	$0.015	$0.085
Per Share - Maximum	$0.10	$0.007	$0.923
Minimum	$100,000	$15,000	$85,000
Maximum	$200,000	$15,000	$185,000

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is _______________________.

  SUMMARY OF OUR OFFERING

Our business

     We are a start-up stage company. We have not started operations. We will not start operations until we have completed this offering. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. We intend to engage in the business of building new homes under speculation for homebuyers.

     Our administrative office is located at 60 Mount Kidd Point S.E, Calgary, Alberta, Canada T2Z 3C5, our telephone number is (403) 831-2202 . Our registered agent for service of process is the Corporation Trust Company of Nevada, located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our fiscal year end is January 31.

The offering

     Following is a brief summary of this offering:

Securities being offered	A minimum of 1,000,000 shares of common stock and a
maximum of 2,000,000 shares of common stock.
Offering price per share	$0.10
Offering period	The shares are being offered for a period not to exceed
270 days.
Net proceeds to us	$85,000 if the minimum number of shares are sold and
$185,000 if the maximum number of shares are sold.
Use of proceeds	We will use the proceeds to pay for administrative
expenses, the implementation of our business plan, and
general working capital.
Number of shares outstanding before the	5,000,000
offering
Number of shares outstanding after the	7,000,000
offering if all of the shares are sold

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of January 31, 2007
(Audited)
Balance Sheet
Total Assets	$4,994
Total Liabilities	$15,380
Stockholders Deficiency	$(10,386)
Period from
June 27, 2006
(date of inception) to January
31, 2007
(Audited)

Income Statement
Revenue	$0
Total Expenses	$(18,886)
Net Loss	$(18,886)

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with CHARMED HOMES INC.:

     1. Because our auditors have issued a going concern opinion and because our officers and directors will not loan any additional money to us, we have to complete this offering to commence operations. If we do not complete this offering, we will not start our operations.

     Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. Because our officers and directors are unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

     2. We lack an operating history and have losses which we expect to continue into the future. There is no assurance our operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

     We were incorporated on June 27, 2006 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $ 18,886 of which $15,000 is for legal fees, $3,500 is for donated rent and services, and $386 is for filing fees and general administrative expenses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	completion of this offering
*	our ability to identify and acquire lots
*	our ability to build new homes within an acceptable budget
*	a consistent and strong real estate market
*	our ability to secure quality trades people
*	our ability to attract qualified home buyers

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

     3. We do not have any pre-determined buyers for the homes and we cannot guarantee we will ever have any. Even if we obtain buyers, there is no assurance that we will make a profit.

     We do not have any buyers. Even if we obtain buyers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

     4. We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

     We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $100,000 is raised, this amount will enable us, after paying the offering expenses of $15,000, to begin the process of engaging in obtaining lots, contracting out the construction of the homes and marketing the homes for sale through the use of the Multiple Listing Service hereinafter referred to as “MLS”.

     5. Because we are small and do not have much capital, we must limit marketing our homes through MLS. As a result, we may not be able to attract enough buyers to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

     Because we are small and do not have much capital, we must limit marketing our services. The sale of our homes is how we will ultimately generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough buyers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

     6. Sales of new homes are subject to seasonal fluctuations and as a result there may be periods of slower sales.

     Seasonal fluctuations in the real estate market will adversely impact revenues and may impede future growth. Historically revenues in this area are strongest in the spring and fall quarters of the calendar year. Prolonged periods where there is a lack of revenue may result in a suspension of our operations.

     7. Increases in building costs, including land, materials and labor, and the increased length of time required to build a home could jeopardize profitability.

     The cost of land, material and labor to construct homes is subject to fluctuation and in many instances make it difficult to estimate costs. As a result, an error in properly estimating our expenses could have a negative impact on our revenues and could result in losses.

     8. The Calgary and area market has been incredibly strong of late, however, a shift in that trend would result in increased challenges in selling the homes and in realizing a profit.

     2006 brought a record year for home sales in Calgary and the first quarter of 2007 is starting off strong. This trend could at anytime be subject to a reversal. Should we experience a shift in this trend, our ability to market and sell our homes at a profit could be jeopardized.

     9. A substantial increase in mortgage interest rates or unavailability of mortgage financing may reduce consumer demand for our homes.

     Virtually all purchasers of our homes finance their acquisitions through lenders providing mortgage financing. A substantial increase in mortgage interest rates or unavailability of mortgage financing would adversely affect the ability of prospective first-time and move-up homebuyers to obtain financing for our homes, as well as adversely affect the ability of prospective move-up homebuyers to sell their current homes. As a result, our margins, revenues and cash flows may also be adversely affected.

     10. If we are unsuccessful in competing against our homebuilding competitors, our market share could decline or our growth could be impaired and, as a result, our financial results could suffer.

     Competition in the homebuilding industry is intense, and there are relatively low barriers to entry into our business. Increased competition could hurt our business, as it could prevent us from acquiring attractive parcels of land on which to build homes or make such acquisitions more expensive, hinder our market share expansion, and lead to pricing pressures on our homes that may adversely impact our margins and revenues. If we are unable to successfully compete, our financial results could suffer and the value of, or our ability to service, our debt, including the notes, could be adversely affected. Our competitors may independently develop land and construct housing units that are superior or substantially similar to our products. Furthermore, some of our competitors have substantially greater financial resources and lower costs of funds than we do. Many of these competitors also have longstanding relationships with subcontractors and suppliers in the markets in which we operate. We currently build in several of the top markets in the nation and, therefore, we expect to continue to face additional competition from new entrants into our markets.

     11. We could experience a reduction in home sales and revenues or reduced cash flows due to our inability to acquire land for our housing developments if we are unable to obtain reasonably priced financing to support our homebuilding activities.

     The homebuilding industry is capital intensive, and homebuilding requires significant up-front expenditures to acquire land and begin development. Accordingly, we incur substantial indebtedness to finance our homebuilding activities. Although we believe that internally generated funds and available borrowings under our revolving credit facility will be available to fund our capital and other expenditures (including land purchases in connection with ordinary development activities), the amounts available from such sources may not be sufficient. If such sources are not sufficient, we would seek additional capital in the form of equity or debt financing from a variety of potential sources, including additional bank financing and/or securities offerings. The amount and types of indebtedness which we may incur are limited by the terms of the indentures governing the notes and our other existing debt. See "Description of Other Existing Indebtedness." In addition, the availability of borrowed funds, especially for land acquisition and construction financing, may be greatly reduced nationally, and the lending community may require increased amounts of equity to be invested in a project by borrowers in connection with both new loans and the extension of existing loans. If we are not successful in obtaining sufficient capital to fund our planned capital and other expenditures, we may be unable to acquire land for our housing developments. Additionally, if we cannot obtain additional financing to fund the purchase of land under our option contracts, we may incur contractual penalties and fees.

     12. We may be subject to significant potential liabilities as a result of construction defect, product liability and warranty claims made against us.

     As a homebuilder, we have been, and continue to be, subject to construction defect, product liability and home warranty claims, including moisture intrusion and related mold claims, arising in the ordinary course of business. These claims are common to the homebuilding industry and can be costly.

     We and certain of our subsidiaries have been, and continue to be, named as defendants in various construction defect claims, product liability claims, complaints and other legal actions that include claims related to moisture intrusion and mold. Furthermore, plaintiffs may in certain of these legal proceedings seek class action status with potential class sizes that vary from case to case. Class action lawsuits can be costly to defend, and if we were to lose any certified class action suit, it could result in substantial potential liability for us. We record reserves for such matters in accordance with accounting principles generally accepted in the United States of America (GAAP).

     With respect to certain general liability exposures, including construction defect, moisture intrusion and related mold claims and product liability, interpretation of underlying current and future trends, assessment of claims and the related liability and reserve estimation process is highly judgmental due to the complex nature of these exposures, with each exposure exhibiting unique circumstances. Furthermore, once claims are asserted for construction defects, it is difficult to determine the extent to which the assertion of these claims will expand geographically. Although we have obtained insurance for construction defect claims, such policies may not be available or adequate to cover any liability for damages, the cost of repairs, and/or the expense of litigation surrounding current claims, and future claims may arise out of uninsurable events or circumstances not covered by insurance and not subject to effective indemnification agreements with our subcontractors.

     13. Our operating expenses could increase if we are required to pay higher insurance premiums or litigation costs for claims involving construction defect and product liability claims, which could cause our net income to decline.

     The costs of insuring against construction defect and product liability claims are high, and the amount and scope of coverage offered by insurance companies is currently limited. This coverage may be further restricted and may become more costly.

     Increasingly in recent years, lawsuits (including class action lawsuits) have been filed against builders, asserting claims of personal injury and property damage caused by the presence of mold in residential dwellings. Our insurance may not cover all of the claims, including personal injury claims, arising from the presence of mold, or such coverage may become prohibitively expensive. If we are not able to obtain adequate insurance against these claims, we may experience losses that could reduce our net income and restrict our cash flow available to service debt.

     Historically, builders have recovered from subcontractors and their insurance carriers a significant portion of the construction defect liabilities and costs of defense that the builders have incurred. Insurance coverage available to subcontractors for construction defects is becoming increasingly expensive, and the scope of coverage is restricted. If we cannot effectively recover from our subcontractors or their carriers, we may suffer greater losses which could decrease our net income. Builders' ability to recover against any available insurance policy depends upon the continued solvency and financial strength of the insurance carrier that issued the policy. Many of the states in which we build homes have lengthy statutes of limitations applicable to claims for construction defects. To the extent that any carrier providing insurance coverage to us or our subcontractors becomes insolvent or experiences financial difficulty in the future, we may be unable to recover on those policies, and our net income may decline.

     14. We are dependent on the continued availability and satisfactory performance of our subcontractors, which, if unavailable, could have a material adverse effect on our business.

     We conduct our construction operations only as a general contractor. Virtually all construction work is performed by unaffiliated third-party subcontractors. As a consequence, we depend on the continued availability of and satisfactory performance by these subcontractors for the construction of our homes. There may not be sufficient availability of and satisfactory performance by these unaffiliated third-party subcontractors in the markets in which we operate. In addition, inadequate subcontractor resources could have a material adverse effect on our business.

     15. We face intense competition, which puts us at a competitive disadvantage. If we are unable to overcome these competitive disadvantages, we will never become profitable.

     We will face intense competition from companies that are already established and offering similar product. Many of the competitors enjoy strong market recognition and have significantly greater customer bases, operating histories, financial resources, technical support, personnel and other resources than we do. There are no assurances that we will be able to effectively compete in this competitive real estate industry.

     16. Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting clients and result in a lack of revenues that may cause us to suspend or cease operations.

     Our officers and directors will only be devoting limited time to our operations. They each will be devoting approximately 20 hours per week or 50% of their time to our operations. Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and directors. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

     17. Because we have only two officers and directors who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

     We have only two officers and directors. They are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

     18. Because we do not maintain any insurance, if a judgment is rendered against us, we may have to cease operations.

     We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

     19. If Ian Quinn resigns or die without having found a replacement realtor, additional marketing expenses could be incurred for additional real estate fees.

     Because Ian Quinn is a licensed Alberta Realtor he will be able to market the homes on MLS at a low cost. If he should resign or die, we will have no licensed Realtor and accordingly would have to pay additional costs to have a Realtor list our homes on MLS.

     20. Because most of our assets and our officers and directors are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors.

     Our assets are located outside of the United States. Our officers and directors are located outside the United States, and our assets and our officers’ and directors’ assets are located outside the United States. As a result, it may be difficult for you to effect service of process or enforce within the

United States, any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, it is unlikely that the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our officers and directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our officers and directors predicated upon the securities laws of the United States or any state thereof.

     21. Because our officers and directors do not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we may have to hire individuals which could result in an expense we are unable to pay.

     Because our officers and directors do not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

     22. Because our officers and directors who are also our promoters, will own more than 50% of the outstanding shares after this offering, they will retain control of us and be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

     Even if we sell all 2,000,000 shares of common stock in this offering, our officers and directors will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, our officers and directors will be able to elect all of our directors and control our operations, which could decrease the price and marketability of the shares.

     23. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     24. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

     Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

     Our offering is being made on a self-underwritten basis - with a minimum of $100,000. The table below sets forth the use of proceeds if $100,000, $150,000 or $200,000 of the offering is sold.

	$100,000	$150,000	$200,000

Gross proceeds	$100,000	$150,000	$200,000
Offering expenses	$15,000	$15,000	$15,000
Net proceeds	$85,000	$135,000	$185,000

     Ian Quinn, our president, loaned us the sum of $15,000 to pay for legal, accounting, and other expenses associated with this offering. The amount due Mr. Quinn will not be repaid from the proceeds of this offering, but will only be paid from revenues generated from our operations. The loan is without interest. Mr. Quinn will advance other costs associated with this offering. Only attorney’s fees of $10,000 due Conrad C. Lysiak our attorney and auditing fees estimated to be approximately $5,000 due Manning Elliott LLP, our auditors, will be repaid from the proceeds of this offering.

     The net proceeds will be used as follows:

Building financing	$55,000	$70,000	$105,000
Office Rent	$1,500	$1,500	$1,500
Hardware acquisition	$3,000	$3,000	$3,000
Software acquisition	$3,000	$3,000	$3,000
Marketing and advertising	$10,000	$20,000	$30,000
Working capital	$12,500	$37,500	$42,500

Totals	$85,000	$135,000	$185,000

     The above are listed in priority order.

     Building financing is the cost of construction. The amount of money we raise will play a role in determining the size of the home we construct. We believe that we can obtain additional construction loan based upon the amount of money we contribute to the project.

     As the business begins to expand, we intend to pay salaries to full or part-time employees or consultants to assist our officers in managing our business.

     The administrative office will be run out of 60 Mt Kidd Pt. SE, Calgary, Alberta. The space will be donated at a value of $200 per month.

     Hardware and software include computers and software need to operate our business. We estimate the cost of hardware and software to be approximately $6,000.

     Marketing and advertising will be focused primarily on using the MLS and signage. If we raise the maximum amount under this offering, we will take the opportunity to more aggressively promote our business. The bulk of the additional efforts would be focused on increased marketing to realtors and print media. The cost of developing the campaign is estimated to be $10,000 to $30,000.

     Working capital will be used for the costs related to developing and implementing our business plan. It is comprised of expenses for telephone and internet service, mail, stationary, accounting, acquisition of office equipment and supplies and expenses of filing reports with the SEC, and travel.

DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, Ian Quinn and Kevin Liggins, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

     As of January 31, 2007, the net tangible book value of our shares of common stock was ($10,386) since the Company’s stockholder’s equity was a deficit of $10,386, or $(.0021) per share based upon 5,000,000 shares outstanding. Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding as of January 31, 2007, will be $189,614 or approximately $.027 per share. The net tangible book value of the shares held by our existing stockholders, Ian Quinn and Kevin Liggins, will be increased by $.0291 per share without any additional investment on their part. You will incur an immediate dilution of $.073 per share, from $0.10 per share to $.027 per share.

     Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding as at January 31, 2007 will be $139,614 or approximately $.0215 per share. The net tangible book value of the shares held by our existing stockholders, Ian Quinn and Kevin Liggins will be increased by $.0236 per share without any additional investment on their part. You will incur an immediate dilution of $.0785 per share, from $0.10 per share to $.0215 per share.

     Upon completion of this offering, in the event the minimum amount of 1,000,000 shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding as at January 31, 2007 will be $89,614 or approximately $0.015 per share. The net tangible book value of the shares held by our existing stockholders, Ian Quinn and Kevin Liggins, will be increased by $.0171 per share without any additional investment on his part. You will incur an immediate dilution of $.085 per share, from $0.10 per share to $.015 per share.

     After completion of this offering, if 2,000,000 shares are sold, the purchasing shareholders will own approximately 28.57% of the total number of shares then outstanding shares for which they will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $5000.00, or approximately $0.001 per share.

     After completion of this offering, if 1,500,000 shares are sold, the purchasing shareholders will own approximately 23.08% of the total number of shares then outstanding for which they will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 76.92% of the total number of shares then outstanding, for which they have made contributions of cash totaling $5000.00, or approximately $0.001 per share.

     After completion of this offering, if 1,000,000 shares are sold, the purchasing shareholders will own approximately 16.66% of the total number of shares then outstanding for which they have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 83.34% of the total number of shares the outstanding for which they have made contributions of cash totaling $5000.00, or approximately $0.001 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholder:

Existing stockholder if all of the shares are sold:

Price per share	$0.10
Net tangible book value per share before offering	$(10,386)
Net tangible book value per share after offering	$189,614
Increase to present stockholder in net tangible book value per share after offering	$0.0291
Capital contributions	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholder	5,000,000
Percentage of ownership after offering	71.43%

Purchasers of shares in this offering if all shares sold

Price per share	$0.10
Dilution per share	$0.073
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	28.57%

Purchasers of shares in this offering if 1,500,000 shares sold

Price per share	$0.10
Dilution per share	$0.0785
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	23.08%

Purchasers of shares in this offering if 1,000,000 of shares sold

Price per share	$0.10
Dilution per share	$0.085
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	16.66%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     We are offering up to 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 2,000,000 shares maximum basis. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account at CIBC Bank, 10100 Southport Road S.W, Calgary, Alberta, Canada T2W 3X4. Its telephone number is (403) 221-5197. The funds will be maintained in the separate bank until we receive a minimum of $100,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $100,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days;
*	change in the offering price;
*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement;
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account; and,

     If the changes above occur, any new offering may only be made by means of a post-effective amendment.

     We will sell the shares in this offering through our officers and directors. They will receive no commission from the sale of any shares. They will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act,in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

      Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with a broker/dealers. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

     Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

     We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, and/or outside the United States of America.

Section 15(g) of the Exchange Act

     Our shares are covered by Section 15g of the Securities Act of 1933, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15g and Rules 15g-1 through 15g-6 and 15g-9 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

     Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

     Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

     This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Regulation M

     We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement

2.	deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to CHARMED HOMES INC. and delivered c/o Ian Quinn, President, 60 Mt Kidd Point SE, Calgary, Alberta, Canada T2Z 3C5.

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

     We were incorporated in the state of Nevada on June 27, 2006. We have not started operations. We have not generated revenues from operations, but must be considered a start-up business. Our statutory registered agent in Nevada is The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our administrative office is located at 60 Mt. Kidd Point S.E., Calgary, Alberta, T2Z 3C5. Our telephone number is (403) 831-2202.

     We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change.

     We have not started our operations and will not start operations until we raise at least the minimum amount of this offering.

     We have not conducted any market research into the likelihood of success of our operations.

Background

     The new home market in Calgary and area has been strong for many years and 2006 proved to be a banner year, breaking all sales records. 2007 is expected to be another huge year with the spring market already taking off with a bang. No slowing is expected in the near future. The time is ripe for a small speculative homebuilder to enter the market.

Services

     We intend to cater to potential buyers in Calgary and area who are seeking to secure a new home without the hassle of having to go through the entire building process. We will not be pre-selling the homes, but begin marketing them once they are under construction or near completion. The timing of the sale will allow us to more accurately predict the cost of building the home and therefore allow us to build in an appropriate profit margin. The upside to the purchaser is that they secure a new home without having to go through the hassle of the building process and a shorter and more desirable possession date. Current possession dates in the Calgary area exceed 12 plus months from purchase to possession. The incredibly long wait is a strong reason for many potential purchasers to shy away from the new home market in favor of resale.

The Process

     The first step of the process will include identifying and securing a suitable lot. Once the lot has been obtained, it will be determined what type of home plan would be most desirable for the area and for potential purchasers within the community. Once the selection is made, appropriate blueprints will be drawn up and specifications and choices of building materials and finishing will be finalized. At this point, a complete initial estimate will be completed and bank financing will be set up to cover any draws that may be required during construction.

     Upon successfully obtaining bank financing, application for approval of initial blueprints and plot plan will be sent to the developer. Upon approval the process of tendering out construction will begin and an approximate timeline will be established. Once all the appropriate information is in place and contracts are in order, construction on the home will begin.

     We will act as the general contractor during the building of the home. We will be responsible for retaining all subcontractors, such as plumbing, electrical, mechanical, masons, carpenters, and landscaping. We will be responsible for obtaining all permits and assuring that the construction of the home complies with local building regulations.

     Marketing of the home will not commence until the home is completely framed at the earliest. Depending on the strength of the real estate market and potential rising costs, marketing of the home may be put off until approximately 60 days before completion. Assuming a strong market, the delay of marketing the home could turn into increased profit for the company.

     As mentioned earlier, the marketing of the home will primarily be handled through the use of the real estate MLS system. Signage on the lot will also be well displayed in an attempt to affect a direct sale with a client and potentially minimize realtor costs. Should we raise the maximum amount in the offering, we will make greater efforts to reach that client directly with print advertising before listing on MLS and having to incur the cost of paying the selling Realtor.

Procedure for Doing Business with Us

1.

The client will either see the home for sale through a realtor, find it on the internet through the Calgary Real Estate Board website, will phone us directly off of signage at the site or though advertising in the print media.

2.	If the client has seen the home through a realtor, then any questions via the realtor will be answered and offers will be written with the realtor and presented to the company.

3.	If the client calls off of signage or advertising directly to the company, Ian Quinn will show the property and write any contracts that are required.

4.	Both the company and the client will have to obtain a lawyer to represent them on the completion of the transaction and possession of the new home.

5.	Upon possession of the home, the purchaser will receive a one-year comprehensive warranty from Charmed Homes.

Marketing Strategy

     We intend to primarily market the homes through the use of the Calgary MLS system. Ian Quinn our president, will list the homes and he will not charge for this service. If a realtor other than Ian Quinn introduces the property to the home, the selling portion of the commission will have to be paid to that realtor.

     Signage will also be used as a focal point of our marketing. We will use both MLS signage featuring Ian Quinn’s standard Remax signs and Charmed Homes' specific signs. A logo, color scheme, etc. will be developed for use in the signage and all print advertising.

     Depending on the amount of money available for marketing, it would be ideal to also include a number of other options in our marketing program. A few of those would include:

1.	Flyers mailed directly to Realtors focusing on the area where homes are for sale

2.

Flyers targeted to the New Homes Salespeople working in the area for other builders offering them a commission if they introduce a buyer. (Alberta is unique in that New Home Salespeople are not Realtors.)

3.	Ads run in a variety of publications including mainstream newspapers and publications dealing specifically with real estate for sale in Calgary and area.

     Informal marketing techniques will also be employed such as joining organizations and attending industry related conference.

Revenue

     Initially, revenue will be generated from our ability to sell our ready constructed homes in a timely and profitable manner.

     We intend to maintain a database of clients and realtors we are in contact with to continuously build and expand our marketing program.

     There is no assurance that we will be able to interest buyers in purchasing our homes at an acceptable profit margin.

Competition

     We face intense competition from numerous established homebuilders, big and small, which places us at a competitive disadvantage since they are more established within their network. Many of these builders have been in business for years and have elevated name recognition. Many of these competitors will also have greater customer bases, operating histories, financial, technical, personnel and other resources than we do at this time. There can be no assurances we will be able to break into this industry.

     The home building business, as it exists now, is highly competitive and is characterized by a wide assortment of builders.

     Companies compete for the new home business based on referral business such as personal contacts, quality and scope of services offered, industry reputation, location, and cost.

     We do not currently have a strong competitive position in the home building business. However, the active real estate market in Calgary at this time suggests that an opportunity exists to successfully launch such a business. We will have to develop our competitive position. It will be attempted primarily through the promotion and exposure to local realtors and indirectly their clients.

Government Regulation

     We are not currently subject to direct federal, state, provincial, or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

     We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Insurance

     We do not maintain any insurance relating to our business or operations.

Employees

     We are a start-up stage company and currently have no employees, other than our officers and directors. We intend to hire additional employees on an as needed basis.

Our Office

     Our office is located at 60 Mt Kidd Point S.E., Calgary, Alberta, Canada T2Z 3C5. Our phone number is (403) 831-2202.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not purchased any contracts or generated any revenues from the development. We must raise cash from operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. We will not begin operations until we raise money from this offering.

     To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that once we begin operations we will stay in business after operations have commenced. Further, if we are unable to attract enough clients to utilize our services, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

     If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

     Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell significant equipment. We intend to hire additional employees on an as needed basis.

     We intend to accomplish the foregoing through the following milestones which may require us to travel and entertain potential customers. The extent of our marketing program will be based upon the amount of money we raise in this offering. If we raise more than the minimum, we intend to spend more on the quality of the advertisements as well as the volume of advertisements. Marketing is an ongoing matter that will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaign within 30 days from its initiation. The average number of days a home is on the market in Calgary after listing is approximately 31. The expectation of results within 30 days is based upon our officers’ and directors’ previous and current work experiences, contacts as well as their life experiences.

     Upon completion of our public offering, our initial specific goal is to obtain the most desirable land we can and then to profitably sell our homes to individual clients desiring to buy a brand new home without participating in the day-to-day steps of building the home themselves and waiting out the lengthy building process. We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering. We believe that we will raise sufficient capital to begin our operations. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we will immediately begin to establish our office and acquire the equipment we need to begin operations. Establishing our offices will take 7-10 days. We believe that it will cost $6,000 to establish our office. We do not immediately intend to hire employees. Our officers and directors will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

3.

After our office is established, which we said should be 7-10 days after completing our offering, we intend to begin the process of locating suitable land in order to build. Once that land has been identified it will be acquired. We believe we will be able to acquire our first lot within 30 days of setting up our office.

4.

As soon as we have acquired our first lot, which as we have said will be approximately 30 days from setting up our office, we will determine which type of home plan would be best suited for the property we have acquired and the community it is located within. Once the decision has been made, appropriate blueprints will have to be drawn up, specifications outlined and decisions on building materials to be used will be made. Estimation of the time needed for this portion of the process is approximately 45 days.

5.

The next step will simultaneously include the application for bank financing to cover any needed construction draws needed during the building of the home and an initial plot plan and blueprint will be submitted to the developer of the subdivision for approval and in all likelihood revision. Estimated time for bank approval and developer approval is approximately 30 days.

     The process of tendering out construction will begin and will take an estimated 30 days. The completion of this step, will allow a firm timeline for the construction of the home to be put in place.

     Actual construction time of the home, from start to finish, should take approximately 180 days. Specific timing of the marketing of the home will not be set until the home is at least framed, approximately 60 days into the building process. If the real estate market is on the upswing, marketing be delayed to take advantage of potential pricing increases.

     In summary, we should be in full operation and in a position to realize a profit from selling our first home within 10 to 11 months of setting up our office and operations are commenced.

     If we are unable to obtain suitable land, or if we are unable to attract clients to buy our property, we may have to suspend or cease operations.

     If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited operating history; need for additional capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on June 27, 2006 to January 31, 2007

     During this period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this prospectus. We have prepared an internal business plan. Our loss since inception is $18,886 of which $15,000 is for legal fees, $3,500 for donated rent and services; and $386 is for filing fees and general office costs. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 100 days after we complete this offering.

     Since inception, we sold 5,000,000 shares of common stock to our officers and directors for $5,000.00

Liquidity and capital resources

     As of the date of this registration statement, we have yet to generate any revenues from our business operations.

     We issued 5,000,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

     As of January 31, 2007, our total assets were $4,994 in cash and our total liabilities were $15,380 comprised of a loan of $15,000 by our president, Ian Quinn, accrued liabilities of 10,000 and accounts payable of $380. Ian Quinn, our president, loaned us the sum of $15,000 to pay for legal, accounting and other expenses associated with the this offering. The amount due Mr. Quinn will not be repaid from the proceeds of this offering, but will only be paid from revenues generated from our operations. The loan is without interest and the agreement with Mr. Quinn is oral. There is no written documentation evidencing the same.

     Upon this registration statement being declared effective by the SEC, we will be obligated to pay Mr. Lysiak $10,000. This is in addition to $15,000 we have already paid him. We will pay the balance due Mr. Lysiak from the proceeds of this offering.

MANAGEMENT

Officers and Directors

     Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)

Ian Quinn	34	President, chief executive officer, treasurer, chief
60 Mt Kidd Pt SE		financial officer, chief accounting officer, and
Calgary, Alberta T2Z 3C5		a member of the board of directors

Kevin Liggins	40	secretary and a member of the board of directors
1308 Bayside Ave. SW
Airdrie, Alberta T4B 2X4

     The persons named above has held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

     Ian Quinn has been our president, chief executive officer, treasurer, chief financial officer, chief accounting officer, and a member of our board of directors since our inception on June 27, 2006. Since July 2003, Mr. Quinn has been a real estate agent associated with Remax specializing in the sale of residential, rural and commercial real estate in the Calgary, Alberta area. From February 2001 to July 2003, Mr. Quinn was a member of the management team of Outlaws Nightclub in Calgary, Alberta, Canada. Mr. Quinn holds a diploma in General Arts and Sciences from Mount Royal College in Calgary, Alberta.

     Kevin Liggins has been secretary, and a member of our board of directors since our inception on June 27, 2006. Since February, 2003, Mr. Liggins has worked as a contractor specializing in residential renovations. From August 2000 to February 2003, Mr. Liggins was a team leader at All New Manufacturing, which engaged in the business powder coating steel products.

Audit Committee Financial Expert

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.

Conflicts of Interest

     The only conflict that we foresee are that our officers and directors will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the last three fiscal years ending January 31, 2007 for each or our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary Bonus Awards Awards Compensation					Earnings	sation	Total
Position	Year (US$) (US$)			(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Ian Quinn	2007	0	0	0	0	0	0	0	0
President	2006	0	0	0	0	0	0	0	0
	2005	0	0	0	0	0	0	0	0

Kevin Liggins	2007	0	0	0	0	0	0	0	0
Secretary	2006	0	0	0	0	0	0	0	0
	2005	0	0	0	0	0	0	0	0

     We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

     The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option Incentive Plan Compensation			All Other
	Cash	Awards Awards Compensation			Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Ian Quinn	2007	0	0	0	0	0	0

Kevin Liggins	2007	0	0	0	0	0	0

Option/SAR Grants

     There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans.

Indemnification

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

			Number of	Percentage of
			Shares After	Ownership After
	Number of	Percentage of	Offering	the Offering
	Shares	Ownership	Assuming all of	Assuming all of
Name and Address	Before the	Before the	the Shares are	the Shares are
Beneficial Owner [1]	Offering	Offering	Sold	Sold

Ian Quinn	2,500,000	50.00%	2,500,000	35.71%
60 Mt Kidd Pt SE
Calgary, Alberta
Canada T2Z 3C5

Kevin Liggins	2,500,000	50.00%	2,500,000	35.71%
1308 Bayside Ave. SW
Airdrie, Alberta
Canada T4B 2X4

All officers and directors	5,000,000	100.00%	5,000,000	71.43%
as a group (2 Individuals)

[1]

The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Messrs Quinn and Liggins are our only "promoters".

Future sales by existing stockholders

     A total of 5,000,000 shares of common stock were issued to our officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are three holders of record for our common stock. The record holders are our officers and directors who collectively own 5,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 71.43% of our outstanding shares.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

     We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

     Our stock transfer agent for our securities will be Securities Stock Transfer Company, 2951 Dallas Parkway, Suite 102, Frisco, Texas 75034. Its telephone number is (972) 963-0001.

CERTAIN TRANSACTIONS

     In July 2006, we issued a total of 2,500,000 shares of restricted common stock to Ian Quinn, one of our officers and directors in consideration of $2500.00 and 2,500,000 shares of restricted common stock to Kevin Liggins, one of our officers and directors in consideration of $2500.00

Ian Quinn, our president, loaned us the sum of $20,500 to pay for legal, accounting and other expenses associated with this offering. The amount due Mr. Quinn will not be repaid from the proceeds of this offering, but will only be paid from revenues generated from our operations. The loan is without interest and the agreement with Mr. Quinn is oral. There is no written documentation evidencing the same.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to January 31, 2007, included in this prospectus have been audited by Manning Elliott, LLP 11th Floor, 1050 West Pender Street, Vancouver, British Columbia, Canada (604) 714-3664, as set forth in its report included in this prospectus. Its report is given upon its authority as an expert in accounting and auditing.

LEGAL MATTERS

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

     Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a firm of Independent Public Accountants.

     Our financial statements from inception to January 31, 2007 (audited), immediately follow:

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders
Charmed Homes Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Charmed Homes Inc. (A Development Stage Company) as of January 31, 2007, and the related statement of operations, cash flows and stockholders' deficit from June 27, 2006 (Date of Inception) to January 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Charmed Homes Inc. (A Development Stage Company) as of January 31, 2007, and the results of its operations and its cash flows from June 27, 2006 (Date of Inception) to January 31, 2007 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS
Vancouver, Canada
March 26, 2007

Charmed Homes Inc.
(A Development Stage Company)
Balance Sheet
(Expressed in US dollars)

January 31,
2007
$
ASSETS
Current Assets
Cash	4,994
Total Assets	4,994

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	380
Due to related party (Note 3(a))	15,000
Total Liabilities	15,380

Commitments (Note 1)

Stockholders’ Deficit
Preferred Stock, 100,000,000 shares authorized, $0.00001 par value
None issued and outstanding	–
Common Stock, 100,000,000 shares authorized, $0.00001 par value
5,000,000 shares issued and outstanding	50
Additional Paid-In Capital	4,950
Donated Capital (Note 3(b))	3,500
Deficit Accumulated During the Development Stage	(18,886)
Total Stockholders’ Deficit	(10,386)
Total Liabilities and Stockholders’ Deficit	4,994

(The accompanying notes are an integral part of these financial statements.)

Charmed Homes Inc.
(A Development Stage Company)
Statement of Operations
(Expressed in US dollars)

Accumulated from
June 27, 2006
(Date of Inception)
to January 31, 2007
$

Revenue	–

Expenses
Donated expenses (Notes 3(b))	3,500
General and administrative	386
Professional fees	15,000
Total Expenses	18,886
Net Loss	(18,886)

Net Loss Per Share – Basic and Diluted	–

Weighted Average Shares Outstanding	4,931,000

(The accompanying notes are an integral part of these financial statements.)

Charmed Homes Inc.
(A Development Stage Company)
Statement of Cash Flows
(Expressed in US dollars)

Accumulated from
June 27, 2006
(Date of Inception)
to January 31, 2007
$
Operating Activities

Net loss	(18,886)
Adjustments to reconcile net loss to cash
Donated rent	1,400
Donated services	2,100

Change in operating assets and liabilities
Deferred charges	(10,000)
Accounts payable	10,380
Net Cash Used In Operating Activities	(15,006)

Financing Activities
Advances from a related party	15,000
Proceeds from issuance of common stock	5,000
Net Cash Flows Provided By Financing Activities	20,000

Increase in Cash	4,994
Cash - Beginning of Period	–

Cash - End of Period	4,994

Supplemental Disclosures
Interest paid	–
Income taxes paid	–

(The accompanying notes are an integral part of these financial statements.)

Charmed Homes Inc.
(A Development Stage Company)
Statement of Stockholders’ Deficit
For the Period from June 27, 2006 (Date of Inception) to January 31, 2007
(Expressed in US dollars)

					Deficit
					Accumulated
			Additional		During the
	Common Stock		Paid-In	Donated	Development
	Shares	Par Value	Capital	Capital	Stage	Total
	#	$	$	$	$	$
Balance - June 27, 2006 (Date of
Inception)	–	–	–	–	–	–
Common stock issued for cash at
$0.001 per share	5,000,000	50	4,950	–	–	5,000
Donated services and rent	–	–	–	3,500	–	3,500
Net loss for the period	–	–	–	–	(18,886)	(18,886)
Balance - January 31, 2007	5,000,000	50	4,950	3,500	(18,886)	(10,386)

(The accompanying notes are an integral part of these financial statements.)

Charmed Homes Inc.
(A Development Stage Company)
Notes to the Financial Statements
January 31, 2007

1.	Development Stage Company

Charmed Homes Inc. (the “Company”) was incorporated in the State of Nevada on June 27, 2006. The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting by Development Stage Enterprises”. The Company’s principal business is the building of homes.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at January 31, 2007, the Company has never generated any revenues and has accumulated losses of $18,886 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is planning to file an SB-2 Registration Statement (“SB-2”) with the United States Securities and Exchange Commission to issue 2,000,000 shares at $0.10 per share for total proceeds of $200,000.

2.	Summary of Significant Accounting Policies

	a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is January 31.

	b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company regularly evaluates estimates and assumptions related to donated expenses and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Charmed Homes Inc.
(A Development Stage Company)
Notes to the Financial Statements
January 31, 2007

2.	Summary of Significant Accounting Policies (continued)

	c)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

	d)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at January 31, 2007, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	e)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

	f)	Financial Instruments

Financial instruments, which include cash, accounts payable, and amounts due to a related party, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company’s operations are in Canada which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

	g)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Charmed Homes Inc.
(A Development Stage Company)
Notes to the Financial Statements
January 31, 2007

2.	Summary of Significant Accounting Policies (continued)

	h)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

	i)	Revenue Recognition

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements”. Revenue consists of the sale of homes upon completion. Revenue from these sources are recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, and fees are receivable by the Company. There has been no revenue for the period from inception to January 31, 2007.

	j)	Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including and amendment of FASB Statement No. 115”. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending January 31, 2009. The Company is currently evaluating the impact of SFAS No. 159 on its financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative an qualitative factors. SAB No.
108 is effective for period ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

In September 2006, the FASB issued SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106 and 132 (R)” SFAS No. 158 requires employers to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS No. 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. As such, the Company is required to adopt these provisions effective this fiscal year end. The adoption of this statement has no material effect on the Company’s reported financial position or results of operations.

Charmed Homes Inc.
(A Development Stage Company)
Notes to the Financial Statements
January 31, 2007

2.	Summary of Significant Accounting Policies (continued)

	j)	Recent Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending January 31, 2009. The Company is currently evaluating the impact of SFAS No. 157 on its financial statements

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

3.	Related Party Transactions

	a)	During the period ended January 31, 2007, the President of the Company advanced $15,000 to the Company for working capital. These amounts are unsecured, non-interest bearing and payable on demand.

b)

For the period ended January 31, 2007, the President of the Company provided rent and services on behalf of the Company, at a rate of $200 per month for rent and $300 per month for services. At January 31, 2007, donated rent of $1,400 and donated services of $2,100 were recorded as donated capital.

	c)	Refer to Note 4.

4.	Common Stock

On July 15, 2006, the Company issued 5,000,000 shares of common stock to officers and directors at a price of $0.001 per share for cash proceeds of $5,000.

5.	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $15,386, which commence expiring in 2027. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. For the period ended January 31, 2007, the valuation allowance established against the deferred tax assets increased by $5,385.

Charmed Homes Inc.
(A Development Stage Company)
Notes to the Financial Statements
January 31, 2007

5.	Income Taxes (continued)

The components of the net deferred tax asset at January 31, 2007 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are listed below:

January 31,
2007
$
Net Operating Losses	15,386
Statutory Tax Rate	35%
Effective Tax Rate	–
Deferred Tax Asset	5,385
Valuation Allowance	(5,385)
Net Deferred Tax Asset	–

6.	Subsequent Event

In February 2007, the President of the Company advanced $5,500 for payment of professional fees incurred on behalf of the Company. The advance is unsecured, non-interest bearing and due on demand.

     Until _______________, 2007, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article 4 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.	Article IX of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$6.14
Printing Expenses	1,593.86
Accounting/administrative Fees and Expenses	10,000.00
Blue Sky Fees/Expenses	1,200.00
Legal Fees/ Expenses	25,000.00
Escrow fees/Expenses	0.00
Transfer Agent Fees	1,800.00
Miscellaneous	400.00
TOTAL	$40,000.00

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Ian Quinn	June 27, 2006	2,500,000	$2,500.00
60 Mt Kidd Pt SE
Calgary, Alberta
Canada T2Z 3C5

Kevin Liggins	June 27, 2006	2,500,000	$2,500.00
1308 Bayside Ave. SW
Airdrie, Alberta
Canada T4B 2X4

     We issued the foregoing restricted shares of common stock to our officers and directors, Ian Quinn and Kevin Liggins, pursuant to the exemption contained in section 4(2) of the Securities Act of 1933. Messrs Quinn and Liggins are sophisticated investors and in possession of all material relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made by us to anyone.

ITEM 27.     EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have not been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
23.1	Consent of Manning Elliott LLP., Independent Public Accountants
23.2	Consent of Conrad C. Lysiak, Esq.
99.1	Subscription Agreement.

ITEM 28.     UNDERTAKINGS

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, on this 19th day of April 2007.

CHARMED HOMES INC.

BY:  IAN QUINN
        Ian Quinn, President, Principal Executive Officer,
        Treasurer, Principal Financial Officer, and Principal
        Accounting Officer

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ian Quinn, as true and lawful attorney-in-fact and agent, with full power of substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

IAN QUINN Ian Quinn	President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer, and a member of the Board of Directors	April 19, 2007

KEVIN LIGGIS	Secretary and a member of the Board of Directors.	April 19, 2007
Kevin Liggins